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                                                                    Exhibit 5(c)

[LOGO]                 MEMBERS(R) CHOICE VARIABLE ANNUITY
                          VARIABLE ANNUITY APPLICATION

1.  ANNUITANT (OWNER) Must be age 85 or younger.

    Name ____________________________________________________

    Address ________________________________________________

    Address ________________________________________________

    City _________________________ State _____ ZIP __________

    Gender: [ ] Male [ ] Female

    U.S. Citizen: [ ] Yes [ ] No

    SSN/ITIN: [ ][ ][ ][ ][ ][ ][ ][ ][ ]

    Date of Birth: [ ] [ ] [ ][ ] [ ][ ][ ][ ]
                    Month    Day      Year

    Daytime Phone ( )_______________________________________

2.  CO-ANNUITANT/CO-OWNER: OPTIONAL; NONQUALIFIED ONLY
    (Check one, if applicable.)

    [ ] CO-ANNUITANT Must be spouse of annuitant & age 85 or younger.

    [ ] CO-OWNER Must be age 85 or younger.

    [ ] CO-ANNUITANT & CO-OWNER Must be spouse of annuitant & age 85 or younger.

    Name ___________________________________________________

    Address ________________________________________________

    Address ________________________________________________

    City _________________________ State _____ ZIP __________

    Gender: [ ] Male [ ] Female

    U.S. Citizen: [ ] Yes [ ] No

    Relationship to Annuitant _________________

    SSN/ITIN: [ ][ ][ ][ ][ ][ ][ ][ ][ ]

    Date of Birth: [ ] [ ] [ ][ ] [ ][ ][ ][ ]
                    Month    Day      Year

    Daytime Phone ( )_______________________________________

3.  OWNER if Owner is other than the Annuitant. Must be age 85 or younger.

    Name ___________________________________________________

    Address ________________________________________________

    Address ________________________________________________

    City _________________________ State _____ ZIP _________

    IF OWNER IS AN ENTITY (Complete ATTN and EIN):

    ATTN ______________________________________

    IF OWNER IS AN INDIVIDUAL:

    Gender: [ ] Male [ ] Female

    U.S. Citizen: [ ] Yes [ ] No

    Relationship to Annuitant _________________

    SSN/ITIN: [ ][ ][ ][ ][ ][ ][ ][ ][ ]

    Date of Birth: [ ] [ ] [ ][ ] [ ][ ][ ][ ]
                    Month    Day      Year

    Daytime Phone ( )__________________________

    EIN: [ ][ ][ ][ ][ ][ ][ ][ ][ ]

4.  BENEFICIARY Right to change reserved, unless otherwise specified.To list more beneficiaries, use Section 7 or use a separate signed and dated paper. If naming a trust, give trust name, trust date, trustee name(s).

                   Name                 Address        Relationship to Annuitant

    Primary ____________________________________________________________________
    ____________________________________________________________________________

    Contingent _________________________________________________________________

5.  PLAN TYPE/TAX QUALIFICATION STATUS (Check one.)

    [ ] Nonqualified [ ] 457(b) [ ] 457(f)
        Qualified: [ ] Traditional IRA [ ] Roth IRA [ ] SEP IRA [ ] 403(b)
    [ ] Other _______________________

6. PURCHASE PAYMENTS (Make checks payable to CUNA Mutual Life Insurance Company. The Initial Purchase Payment applied will be equal to the actual amount received by CUNA Mutual Life Insurance Company.)

    SINGLE/INITIAL PURCHASE PAYMENT $ _______________
    (Minimum to Issue: $25,000; $10,000 for 457(f) plans)
    Payment Type: [ ] 1035 Exchange  [ ] Transfer [ ] Rollover

    TRADITIONAL IRA, ROTH IRA, SEP IRA, 403(B):
    CONTRIBUTION YEAR __________ (excludes transfers/rollovers)
    If left blank, current calendar year will apply.

    FUTURE PURCHASE PAYMENTS $ ______________________
    (Min.: $25 for Automatic & List Bill, $100 for Direct)
        Automatic (ACH) - Complete Section 14.

    [ ] List Bill - [ ] Bi-weekly [ ] Semimonthly [ ] Monthly
    [ ] Direct Bill - [ ] Quarterly [ ] Semiannually [ ] Annually

7.  SPECIAL INSTRUCTIONS _______________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________

8.  HOME OFFICE USE ONLY

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                                                            Office Use Only:  02

9.  REPLACEMENT

    Do you have any existing life insurance or annuities with our company or any other company? [ ] Yes [ ] No

    Will this contract replace, discontinue or change any existing life insurance or annuities with our company or any other company? [ ] Yes [ ] No If Yes: What Company? ______________________________________________________

            What Contract Number? ______________________________________________

10. OPTIONAL DEATH BENEFIT(S) (See prospectus. The following optional death benefits are available at an additional charge.)

    Annuitant(s) Age 75 or Younger on the Contract Issue Date:
        [ ] Maximum Anniversary [ ] 5% Annual Guarantee
        [ ] Both Maximum Anniversary and 5% Annual Guarantee

    Annuitant(s) Age 76 or Older on the Contract Issue Date:
        [ ] Minimum Death Benefit Guarantee

11. TELEPHONE/FAX/INTERNET AUTHORIZATION See the Telephone/Fax/Internet Authorization Section of the Optional Program(s) form for detail on what transactions can be done by telephone/fax/internet.

    I understand that I will automatically have telephone/fax/internet authorization unless the following box is marked:
        [ ] I do NOT want telephone/fax/internet authorization

    I understand that the representative(s) assigned to my contract will automatically have telephone/fax/internet authorization unless the following box is marked:
        [ ] I do NOT want the representative(s) assigned to my contract to have telephone/fax/internet authorization

12. PURCHASE PAYMENT ALLOCATION % (WHOLE %; MUST TOTAL 100%; MINIMUM 1% PER SUBACCOUNT.)

    ALLOCATION % TO SUBACCOUNT(S) OF THE VARIABLE ACCOUNT:

    __% Mid Cap Value      __% Money Market        __% Conservative Allocation
    __% Large Cap Growth   __% International Stock __% Moderate Allocation
    __% Large Cap Value    __% Mid Cap Growth      __% Aggressive Allocation
    __% Diversified Income __% High Income         __% Small Cap Growth
    __% Bond               __% Global Securities   __% Small Cap Value

13. PORTFOLIO REBALANCE PROGRAM

    FREQUENCY (Check one.) [ ] Monthly [ ] Quarterly
                           [ ] Semiannually [ ] Annually

        If the frequency is not selected, transfers will occur quarterly.

    INDICATE HOW YOU WOULD LIKE YOUR VARIABLE ACCOUNT VALUE ALLOCATED. (Select a. or b. If neither is selected, a. will apply.)

    [ ] a. Transfer the value in my subaccounts in proportion to my purchase payment allocation schedule.

    [ ] b. Transfer the value in my subaccounts as follows: (WHOLE %; MUST TOTAL 100%.)

    __% Mid Cap Value      __% Money Market        __% Conservative Allocation
    __% Large Cap Growth   __% International Stock __% Moderate Allocation
    __% Large Cap Value    __% Mid Cap Growth      __% Aggressive Allocation
    __% Diversified Income __% High Income         __% Small Cap Growth
    __% Bond               __% Global Securities   __% Small Cap Value

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                                                            Office Use Only:  02

14. AUTOMATIC PAYMENT PLAN AUTHORIZATION (ACH)
    [ ] New Plan or [ ] Add to Existing Plan-Group No. __________

    [ ] INITIAL PAYMENT: I hereby authorize CUNA Mutual Life Insurance Company and the financial institution named below to retain my account information and make a debit entry for my initial payment in the amount of $ _________.

    [ ] FUTURE PAYMENTS: I authorize CUNA Mutual Life Insurance Company and the financial institution named below to retain my account information and to initiate deductions or credits to my account by electronic funds transfer or paper draft. This authorization will remain in effect until revoked by me in writing or by telephone.

        Frequency: [ ] Monthly [ ] Quarterly [ ] Semiannually [ ] Annually

        Indicate the amount: $______ Indicate the _______ (month) and _____ (day: 1-28 only) this should begin.
                (Deductions will occur on the first of the month
                       unless another date is selected.)

        I understand I will receive quarterly statements for my variable annuity.

    Financial Institution _____________________________

    Address ___________________________________________

    City ______________________________ State _________

    Phone Number ______________________________________

    Routing Number ____________________________________

    Account Number ____________________________________

    [ ] Share Draft/Checking (Attach blank voided check.)

    [ ] Share Account/Savings
    (Only available for accounts accepting electronic transactions.)

    Signature of Account Owner, if other than the Annuitant or Owner ___________

15. AGREEMENT

    - I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and are made as a basis for my application.

    - I understand that no agent is authorized to make, modify or discharge any annuity contract provision or waive any of the Company's rights or requirements.

    - ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT, OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE MAY BE GUILTY OF A CRIME AND SUBJECT TO FINES AND CONFINEMENT IN PRISON, DEPENDING ON STATE LAW.

    - I UNDERSTAND THAT CONTRACT VALUES, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

    - If this contract will replace, change or modify an existing policy or contract, I hereby confirm my belief that replacing my existing contract is suitable, and I have considered product features, fees and charges.

    - I ACKNOWLEDGE RECEIPT OF ACURRENT VARIABLE ANNUITY PROSPECTUS DATED _____________.

    Signed at ________________________________
                        City and State

    ______________________________________________________________   ___________
      Signature of Annuitant (Owner) (Person Named in Section 1)         Date

    ______________________________________________________________   ___________
    Signature of Co-Annuitant/Co-Owner (Person Named in Section 2)       Date

    ______________________________________________________________   ___________
           Signature of Owner (Person Named in Section 3)                Date

    AGENT: To the best of your knowledge, will this contract replace, discontinue or change any existing life insurance or annuities? [ ] Yes [ ] No If yes, I hereby confirm:

           (1) That consideration has been given to product features, fees and charges.

           (2) That this replacement meets the Company's standards for replacement sales.

           (3) All required documents have been completed in compliance with applicable state regulations.

           (4) That the following sales material was used: ____________________.

    Reason(s) for Replacement: _________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________

    ________   __________________________         [ ][ ][ ][ ][ ] [ ][ ][ ]
      Date         Signature of Agent       Provide your 5 and 3 digit Agent No.

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